News Release

June 17, 2015

PARTNERRE ISSUES LETTER URGING SHAREHOLDERS TO VOTE “FOR” ITS MERGER WITH AXIS CAPITAL

Merger of Equals with AXIS Capital has Compelling Financial Rationale;
Will Create an Industry Powerhouse

PEMBROKE, Bermuda – June 17, 2015 – PartnerRe Ltd. (NYSE:PRE) today announced that its Board of Directors has sent a letter to shareholders in connection with the previously announced amalgamation with AXIS Capital. PartnerRe reaffirms its recommendation of the AXIS transaction and urges shareholders to vote FOR the amalgamation agreement with AXIS Capital ahead of the special meeting of PartnerRe shareholders, scheduled for July 24, 2015.

Additional information is available on PartnerRe’s website and on www.partnerre-valuecreation.com.

The full text of the letter is as follows:

June 17, 2015

YOUR VOTE IS IMPORTANT – VOTE THE ENCLOSED WHITE PROXY CARD TODAY “FOR” PARTNERRE’S MERGER WITH AXIS CAPITAL

Merger of Equals with AXIS Capital has Compelling Financial Rationale;
Will Create an Industry Powerhouse

EXOR’s Opportunistic Offer Significantly Undervalues PartnerRe

Do Not Be Misled by EXOR’s False Rhetoric

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Dear PartnerRe Shareholder:

We are writing to you in advance of the Special Meeting of Shareholders to be held on July 24, 2015 to reiterate our recommendation that you cast your vote “FOR” the amalgamation agreement between PartnerRe and AXIS Capital on the WHITE proxy card.

Our goal is to achieve the best outcome for PartnerRe and all of its shareholders. The Board conducted a rigorous and objective evaluation of PartnerRe’s path forward and examined a full range of strategic and financial alternatives. After this thorough process, it was clear that merging with AXIS Capital – a highly complementary strategic partner – is the most compelling opportunity to create superior long-term value for our shareholders at this time. This merger of equals was unanimously approved by the full PartnerRe Board of Directors after extensive review and evaluation.

The Merger with AXIS Capital Will Generate Significant Value for You

The combined company will be an industry powerhouse with increased scale and relevance. The company will have gross premiums written in excess of $10 billion, approximately $13 billion of combined shareholders’ equity, as well as cash and invested assets of more than $31 billion.

We believe the combination will result in double-digit earnings per share accretion and achieve a return on equity (“ROE”) of over 12%, with over 3.5% of ROE accretion by 2017. It will be one of the premier performing companies in insurance and reinsurance, with what we expect will have the highest ROE in our peer group.

What does this mean for you as shareholder?

The merger will significantly strengthen the company’s balance sheet and capital generation, and provide capital deployment flexibility, including immediately returning $750 million to shareholders of the combined companies following closing of the transaction, and an additional expected $2.2 billion of buybacks and dividends expected through 2017, equivalent to 100% of operating earnings. Furthermore, we have identified a clear path to deliver at least $200 million in identifiable and concrete cost synergies once the companies are fully integrated, generating even greater value over the long-term. In short, this combination will generate significant returns for you – and greater value than any other current opportunities.

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EXOR’s Offer is Not a Viable Option and They Have Said Repeatedly That They Are Not Open to Negotiating on Price or Critical Terms

The proposal by EXOR to acquire PartnerRe at a price of $137.50 per share does not properly or adequately value PartnerRe, as it does not fully recognize the strength of our balance sheet and the value of the franchise and its future prospects. This price would essentially only approximate PartnerRe’s expected standalone book value at 2015 year-end. It does not come close to paying you the full, intrinsic value of your investment. The price is a non-starter.

Furthermore, EXOR has rejected our Board’s good faith offer to engage in discussions and has made it abundantly clear that it is not willing to adjust the price or terms of its offer. As we have noted previously, not only is the price inadequate, but the terms of the offer create significant and unacceptable levels of execution risk and are not in the best interests of our shareholders.

Finally, EXOR’s proposal on its current price and terms is not an actionable alternative to PartnerRe’s combination with AXIS Capital; a vote against the AXIS transaction is not a vote for a transaction with EXOR. The merger with AXIS Capital is the most compelling opportunity to create superior long-term value for PartnerRe shareholders.

Do Not Be Misled by EXOR’s False Rhetoric and Incorrect Assertions

PartnerRe and its Board have remained constructive in all its communications and have stayed focused on the important issues – price (value to its shareholders) and closing certainty (risk). Given that EXOR can’t win on these fundamental points, it has resorted to communicating distorted facts and making misleading or outright false statements. But the facts are clear:

1.	The full PartnerRe Board was actively involved and informed throughout the negotiations with AXIS Capital and unanimously approved the merger of equals after determining it is in the best interests of all shareholders. Further, the exchange ratio fairly reflected PartnerRe’s value at the time of signing.

-	As part of in-depth negotiations with AXIS Capital, PartnerRe agreed to an ownership split for PartnerRe and AXIS Capital shareholders based on each company’s relative tangible book value and market capitalization at the time.

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2.	PartnerRe and AXIS Capital’s Chairmen led the amalgamation negotiations to ensure the interests of the shareholders would not be harmed due to possible conflicts of interest.

-	In order to avoid the inherent conflicts of interest arising from CEOs negotiating a merger of equals – in which two CEO positions would be reduced to one – PartnerRe and AXIS Capital believed it was appropriate for the Chairman of the Board of each company to lead the negotiations.

3.	A highly experienced and seasoned executive David Zwiener immediately stepped into the Interim CEO role once it was mutually agreed that Mr. Miranthis would resign at the signing of the AXIS transaction to allow him to pursue other opportunities.

-	Mr. Zwiener has deep knowledge of PartnerRe having served as a member of the Board since 2009. Previously, Mr. Zwiener was President and Chief Operating Officer of the property and casualty operations at Hartford Financial Services Group Inc., Managing Director and Co-Head of the financial institutions group of The Carlyle Group and Chief Financial Officer of Wachovia Corporation.

-	The full PartnerRe Board believed it was in their shareholders’ best interests to appoint Mr. Zwiener as Interim CEO to oversee the company’s operations through this critical period, especially in regard to business and integration planning.

4.	The PartnerRe Board will have a continuing role in the combined entity as with any merger of equals,

-	Given the combination is structured as a merger of equals where the CEO came from one entity, it was a customary step to appoint a Chairman from the other entity.

-	The division of governance and leadership positions in the combined company reflects the extensive review by both companies’ Boards designed to ensure that the new leadership team was the best qualified to deliver superior long-term shareholder value.

DON’T BE DISTRACTED BY EXOR’S EFFORTS TO MISLEAD YOU INTO HANDING OVER CONTROL OF YOUR COMPANY FOR A PRICE THAT SIGNIFICANTLY UNDERVALUES YOUR INVESTMENT -- WE URGE YOU TO VOTE “FOR” THE AXIS CAPITAL TRANSACTION TODAY

Simply stated, the merger of PartnerRe and AXIS Capital will create a stronger, more stable and better diversified company that will protect your investment and drive significant value for all shareholders. We strongly recommend that you vote in favor of the transaction today.

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This is a critical time for all of PartnerRe’s shareholders – and the decision before you is an urgent one. Whether or not you plan to attend the Special Meeting of Shareholders, you have the opportunity to protect your investment by promptly voting the WHITE proxy card. We urge you to vote by telephone, by Internet, or by signing, dating and returning the enclosed WHITE proxy card in the postage-paid envelope provided.

We thank you for your continued support, and we look forward to continuing to deliver outstanding value to you in the future.

Respectfully,

The Board of Directors of PartnerRe Ltd.

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Your Vote Is Important, No Matter How Many Shares You Own.

If you have questions about how to vote your shares on the WHITE proxy card,

or need additional assistance, please contact the firm

assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

(877) 825-8971 (Toll-free from the U.S. and Canada)

+1-412-232-3651 (From other locations)

IMPORTANT

We urge you NOT to sign any Gold proxy card sent to you by EXOR.

_____________________________________________

About PartnerRe

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At March 31, 2015, total assets were $22.5 billion, total capital was $8.0 billion and total shareholders’ equity attributable to PartnerRe was $7.2 billion.

PartnerRe on the Internet: www.partnerre.com

PartnerRe Ltd. Contacts:

Investor Contact: Robin Sidders

robin.sidders@partnerre.com
(441) 294-5216

Media Contact: Celia Powell

celia.powell@partnerre.com

(441) 294-5210

Or

Sard Verbinnen & Co
Drew Brown/Robin Weinberg
(212) 687-8080

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Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and AXIS Capital Holdings Limited (“AXIS”). In connection with this proposed business combination, PartnerRe and AXIS have filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), and a definitive joint proxy statement/prospectus of PartnerRe and AXIS and other documents related to the proposed transaction. This communication is not a substitute for any such documents. The registration statement was declared effective by the SEC on June 1, 2015 and the definitive proxy statement/prospectus has been mailed to shareholders of PartnerRe and AXIS. INVESTORS AND SECURITY HOLDERS OF PARTNERRE AND AXIS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement has been mailed to shareholders of PartnerRe and AXIS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by PartnerRe and/or AXIS through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe are available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216. Copies of the documents filed with the SEC by AXIS are available free of charge on AXIS’ internet website at http://www.axiscapital.com or by contacting AXIS’ Investor Relations Contact by email at linda.ventresca@axiscapital.com or by phone at 1-441-405-2727.

Participants in Solicitation

PartnerRe, AXIS, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014. Information about the directors and executive officers of AXIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 11, 2015, January 29, 2015, August 7, 2014, June 26, 2014, March 27, 2014 and February 26, 2014.

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These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and AXIS are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and AXIS, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s and AXIS’ most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

• the failure to obtain the approval of shareholders of PartnerRe or AXIS in connection with the proposed transaction;

• the failure to consummate or delay in consummating the proposed transaction for other reasons;

• the timing to consummate the proposed transaction;

• the risk that a condition to closing of the proposed transaction may not be satisfied;

• the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

• AXIS’ or PartnerRe’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

• the ability of either PartnerRe or AXIS to effectively integrate their businesses; and

• the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. AXIS’ forward-looking statements are based on assumptions that AXIS believes to be reasonable but that may not prove to be accurate. Neither PartnerRe nor AXIS can guarantee future results, level of activity, performance or achievements.

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Moreover, neither PartnerRe nor AXIS assumes responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe and AXIS assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.